Exhibit 5.1

Stepp Law Corporation
15707 Rockfield Blvd.
Suite 101
Irvine, California 92618

March 15, 2012

KOLASCO CORP
1005-63 Callowhill Drive
Toronto, Ontario
Canada M9R 3L6

Attention: Mykola Ogir

     Re: Registration Statement on Form S-1

Dear Mr. Ogir:

As special counsel to Kolasco Corp, a Nevada corporation (the "Company"), we have been requested to provide our opinion regarding 1,600,000 shares of the Company's $.001 par value common stock which have been issued by the Company (the "Shares"). We have been informed that the Shares will be registered for sale or transfer by the holders thereof pursuant to the provisions of that certain registration statement on Form S-1, which is anticipated to be filed by the Company with the Securities and Exchange Commission (the "Commission"), to comply with the applicable provisions of the Securities Act of 1933, as amended (the "Act"), and those holders are identified in that registration statement (the "Registration Statement"). Accordingly, the purpose of this letter is to respond, in writing, to that request and furnish that opinion. The opinion specified in this letter is limited to Nevada law.

For purposes of providing the opinion specified in this letter, we have made such legal and factual examinations and inquiries, including an examination of photo-copies, identified to our satisfaction being true copies of various records of the Company, including the Registration Statement and such other documents, instruments and corporate records and public records as we have deemed necessary or appropriate. Also, we have obtained from officers of the Company, and have relied upon, such certificates, representations and assurances as we deem necessary or appropriate for the purposes of providing that opinion.

Without limiting the generality of the foregoing, we have, with your permission, assumed without independent verification that (i) each natural person executing a document has sufficient legal capacity to do so; (ii) all documents submitted to us as originals are authentic, the signatures on all documents that we have examined are genuine and all documents submitted to us as photocopies, electronic or facsimile copies conform to the original document; and (iii) all corporate records made available to us by the Company, and all public records we have reviewed are accurate and complete.

Based upon the foregoing and in reliance thereon, and subject to the qualifications, limitations, exceptions and assumptions specified in this letter, it is our opinion that the Shares (i) have been duly and validly
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Kolasco Corp
March 15, 2012
Page 2


authorized  for  issuance  and  (ii)  are  validly   issued,   fully  paid,  and
non-assessable.

We confirm that we furnish no opinion with respect to the truth and accuracy or the completeness of the Registration Statement, other than this letter. The opinion specified in this letter is expressly limited to the matters specified in this letter, and we furnish no opinion, express or implied, as to any other matter relating to the Company or its securities. Accordingly, no provision of this letter is intended to, nor shall any such provision, be construed as an opinion concerning any matter not specified in this letter.

The opinion specified in this letter is as of the date of this letter, and we assume no obligation to update or supplement that opinion, if any applicable law changes after the date of this letter, or if we become aware after the date of this letter of any fact, whether existing before or occurring after the date of this letter, that might change the opinion specified in this letter.

The opinion specified in this letter is furnished in connection with the filing of the Registration Statement with the Commission and may not be relied upon for any other purpose without our prior written consent in each instance. Additionally, no portion of this letter may be quoted, circulated or referred to in any other document for any other purpose without our prior written consent.

We consent to the (i) use of this letter as an exhibit to the Registration Statement, (ii) disclosure in the prospectus portion of the Registration Statement of the opinion specified in this letter, and (iii) use of our name in the Registration Statement. In giving the foregoing consent, we do not hereby admit that we are in the category of persons whose consent is required pursuant to Section 7 of the Act, or the rules and regulations of the Commission.

The Company is hereby advised, urged, and encouraged to consult with and, if appropriate, retain securities counsel in each jurisdiction outside the United States in which the Shares may be offered and sold regarding compliance with the securities laws of such jurisdiction.

Finally, of course, in the event that you have questions or comments regarding this matter, please do not hesitate to contact us. Thank you.

Sincerely,

STEPP LAW CORPORATION


By: /s/ Thomas E. Stepp, Jr.
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